EXHIBIT F-1








                        [Letterhead of Steven Carr]


                                                        November 27, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

              RE:     Progress Energy, Inc., et al.:  Form U-1
                      Application/Declaration (File No. 70-9989)
                      ------------------------------------------

Ladies and Gentlemen:

                  I refer to the Form U-1 Application/Declaration, as amended (the "Application") under the Public Utility Holding Company Act of 1935 (the "Act"), filed jointly with the Securities and Exchange Commission (the "Commission") in File No. 70-9989 by Progress Energy, Inc. ("Progress Energy"), a registered holding company, and its direct and indirect wholly-owned subsidiaries, Carolina Power & Light Company ("CP&L"), Rowan County Power, LLC ("Rowan"), Progress Ventures, Inc., and Progress Genco Ventures, LLC (collectively, the "Applicants"). I have acted as counsel for the Applicants in connection with the Application.

                  As described in the Application, Applicants seek authority under Section 12(d) of the Act, and Rule 44 thereunder, for CP&L to transfer its interests in certain electric generation assets and a related generation facility site located in Rowan County, North Carolina (collectively, the "Rowan Assets") to Rowan (the "Proposed Transaction"). The transfer is a component of a larger reorganization of Progress Energy's wholesale operations.

                  In connection with the opinions given herein, I have examined original, certified, or conformed copies of all such corporate records, agreements, instruments, and documents and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.

                  The opinions expressed below with respect to the Proposed Transaction are subject to the following assumptions and conditions:

         (a) The Proposed Transaction shall have been duly authorized and approved, to the extent required by the governing documents and applicable state laws, by the Boards of Directors of the Applicants.

         (b) The Commission shall have duly entered an appropriate order or orders with respect to the Proposed Transaction as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder, and the Proposed Transaction is consummated in accordance with the Application and said order or orders.

         (c) The Applicants shall have obtained all consents, waivers and releases, if any, required for the Proposed
                  Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

         (d) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

         (e) The consummation of the Proposed Transaction shall be conducted under my supervision and all legal matters incident thereto shall be satisfactory to me, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which I am not admitted to practice, as I may deem appropriate.

                  Based on the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event the Proposed Transaction is consummated in accordance with the Application:

         1. All state laws applicable to the Proposed Transaction will have been complied with;

         2. Rowan will have legally acquired the Rowan Assets in the Proposed Transaction.

         3. The consummation of the Proposed Transaction will not violate the legal rights of the holders of any securities issued by any of the Applicants or any of their associate companies.

                  I hereby consent to the use of this opinion in connection with the Application.

                                            Sincerely,



                                            /s/ Steven Carr
                                            ------------------------------------
                                            Steven Carr
                                            Associate General Counsel